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Exhibit 10.3


                             INDEPENDENT BANK CORP.

                          DEFERRED COMPENSATION PROGRAM
                  (Restated as Amended as of December 1, 2000)

      Independent Bank Corp., a Massachusetts corporation with its principal office in Rockland, Massachusetts ("INDB"), having amended a deferred compensation program originally adopted by the Board of Directors of Rockland Trust Company on July 10, 1986 and adopted and amended by the Board of Directors of INDB on September 10, 1992, restates the Program as of December 1, 2000 as follows (capitalized terms used in this document are defined in Section 12, below):

      1. Purpose and Nature of the Program. The Program has been established for the benefit of the Directors of INDB (and any of INDB's subsidiaries) and their designated beneficiaries. The Program will be maintained as an unfunded deferred compensation or retirement plan for both tax and ERISA purposes.

      2. Eligibility. Any Director of INDB or a subsidiary of INDB may elect to defer any part or all of the compensation otherwise payable for services as a Director, subject to the provisions of the Program.

      3. Deferral Election. A Director's election to defer compensation will be governed by the following provisions:

      (a) A Director's Deferral Election will be effective only if executed by the Director in writing on the form attached to this document as Exhibit A (or on a substantially similar form) and delivered to INDB prior to January 1 of the year in which the compensation to be deferred would be payable.

      (b) The Deferral Election will specify the percentage of the Director's compensation that is to be deferred in each calendar year following the year in which the Deferral Election

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forms and may amend a Deferral Election form at any time prior to January 1 of the year for which the change is to be effective, by executing a new Deferral Election form. A Deferral Election form once executed and delivered to INDB will be effective with respect to compensation payable in each year following the year it is delivered to INDB, until a change is made by the delivery to INDB of a new Deferral Election form. A new Deferral Election form will become effective as of January 1 of the year following the year in which it is executed and delivered to INDB.

      (c) A Deferral Election will specify whether the deferred compensation is to be distributed to the Director (or the Director's beneficiary) in a single payment following Termination of Employment or in installments over five, ten, fifteen, twenty, or twenty-five years. A Participant may execute a new Deferral Election form as often as desired for the purpose of changing the distribution election. However, no change may be made to a Participant's specification as to the timing of distributions following the Participant's Termination of Employment, regardless of the reason for, or timing of, the Termination of Employment. Following Termination of Employment, the most recently filed Election Deferral form will be determinative as to how the distribution will be made.

      (d) Prior to Termination of Employment, a Participant may withdraw from the Program by notifying INDB in writing. Beginning with the first calendar year following a Participant's withdrawal from the Program, the Participant's compensation will be paid currently. Compensation previously deferred pursuant to a Director's Deferral Election will remain subject to the Program. A Director who has withdrawn from the Program may resume participation by submitting a new Deferral Election form (which will be effective beginning with the next following year, as provided in Section 3(c) above).

      4. Determination of a Participant's Deferred Account. The value of a Participant's Deferred Account will be determined as follows:

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                                                   Deferred Compensation Program
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      (a) That amount of a Participant's compensation which the Participant has elected to defer will be deemed to have been invested in Common Stock at its closing sale price on the day the compensation would have been paid to the Participant but for the election to defer. The closing sale price will be that price as reported with respect to the principal market in which shares of Common Stock are then traded. (If no closing sale price is available for that day, the closing sale price of Common Stock on the next preceding trading day will determine the number of shares of Common Stock deemed to have been purchased.)

      (b) Any cash dividend, stock dividend, stock split, or similar event affecting Common Stock (including without limitation any change in the number or character of outstanding shares of Common Stock resulting from any recapitalization, consolidation, or other change in the capitalization of Common Stock) will be deemed to have occurred with respect to the number of shares of Common Stock deemed held in a Participant's Deferred Account as of the effective day of the event. Any cash deemed received in connection with such event will be deemed to have been invested in additional shares of Common Stock as of the day the cash would have been received.

      5. Distributions. A Participant's Deferred Account will be distributed to him or her, or to his or her designated beneficiary or beneficiaries, following the Participant's Termination of Employment, as follows:

      (a) Distributions will be made in the form of Common Stock.

      (b) If the Participant has elected to receive his or her Deferred Account in a lump sum, the entire Deferred Account will be distributed to him or her in the year following the year of Termination of Employment. The Participant may specify in advance the date during such year on which the distribution is to be made, or may request the distribution at any time during such year. If during such year the Participant requests that distribution be made immediately, INDB will cause the distribution to be made as soon as reasonably practicable. If the Participant fails to request the distribution, INDB will cause the distribution to be made between December 15 and the last business day of such year.

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      (c) If the Participant has elected to receive his or her Deferred Account in installments, the Participant may specify the time that each year's distribution is to be made (the "Installment Distribution Date") in the same manner as set out in the preceding Section 5(b) for single distributions. If the Participant has not specified an Installment Distribution Date, INDB will determine it in the same manner as set out in the preceding Section 5(b) for single distributions. When an installment distribution is to be made, INDB will apply the appropriate fraction (e.g., 1/5, 1/15, or 1/25) to the Participant's Deferred Account as of the Installment Distribution Date. The resulting number of shares of Common Stock will be distributed to the Participant as soon as reasonably practicable following the Installment Distribution Date. The second installment will be distributed to the Participant on the first anniversary of the Installment Distribution Date, the third installment will be distributed to the Participant on the second anniversary of the Installment Distribution Date, and so on until the entire Deferred Account has been distributed. The installment distribution to be made in the second year following Termination of Employment will be the appropriate fraction (e.g., 1/4, 1/14, or 1/24) of the balance remaining in the Participant's Deferred Account, and the fraction will be adjusted in like manner in each subsequent year.

      (d) If the Participant dies prior to the complete distribution of his or her Deferred Account, the balance will be maintained and distributed, on the same schedule as would have been applicable had the Participant lived, to such beneficiary or beneficiaries as the Participant may have most recently designated on a Deferral Election form. If a Participant dies without having named a beneficiary, or if a beneficiary dies before the entire Deferred Account has been distributed, the balance of the Deferred Account will be paid in a lump sum to the estate of the Participant or beneficiary as soon as reasonably practicable following notice to INDB of the death of the Participant or beneficiary. If a Participant has died naming more than one beneficiary, and a beneficiary later dies, the appropriate portion of the remaining Deferred Account will be paid to the estate of the deceased beneficiary.

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      (e) If the recipient of any distribution is unable to receive fractional shares, the distribution will be made in the form of whole shares and the cash equivalent of any fractional share.

      6. Participant's Interest Unsecured; Effect of Establishment of Segregated Funds. A Participant's Deferred Account will constitute an unsecured obligation of INDB, equivalent to the rights of general, unsecured creditors of INDB. INDB is not required to set aside or segregate any funds or other assets of any kind in order to provide for its obligations under the Program, and no person will have any preferred interests under the Program in any specific funds or assets of INDB. No provision of the Program, and no action taken by INDB or by any designated representative of INDB, will be construed to create a trust of any kind, or a pledge, or a fiduciary relationship, between INDB or such designated representative and any Participant or beneficiary. A Participant will not be required (or permitted) to make any contributions to fund INDB's obligations under the Program.

      INDB may, however, determine to set aside funds, or purchase Common Stock, or otherwise provide for its obligations under the Program. If INDB does establish any identifiable funds or shares of Common Stock, such assets will remain the sole property of INDB and neither the Participant nor any beneficiary of the Participant will have any ownership rights or other incidents of ownership in them. However, in the event that INDB does establish a fund or purchase Common Stock in order to provide for its obligations under the Program, it may hold such fund or Common Stock in a so-called "Rabbi Trust" for the sole purpose of holding such fund or Common Stock.

      If INDB purchases Common Stock in order to provide for its obligations under the Program and maintains actual (as opposed to deemed) accounts intended to match the Deferred Accounts established under the Program, all transactions affecting such accounts will be effected in a manner that reflects as closely as reasonably practicable the provisions of the Program. INDB and any designated representative of INDB will be considered to have complied with all such provisions despite any minor discrepancies as

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to the timing or other practical aspects of such transactions. (For example and without limitation, (i) the reinvestment of dividends paid on Common Stock deemed to be held in a Deferred Account will be deemed to have been made on the day the dividends are deemed to have been received, as required by the Program, even if due to practical limitations or administrative error the reinvestment is made immediately following, but not on, the same day; and (ii) the investment in Common Stock of a director's deferred compensation will be deemed to have been made on the day the compensation would otherwise have been paid to the director, as required by the Program, even if due to practical limitations or administrative error the reinvestment is made immediately following, but not on, the same day.)

      7. Taxation of Distributions; No Assignment or Alienation. The Program contemplates the deferral only of income that is in the nature of Directors' fees. Accordingly, all distributions to a Participant or to a Participant's beneficiary will be treated by INDB as deferred payments of Director's fees, subject to reporting on Form 1099 but not subject to income tax withholding or any other payroll taxes. The Participant or beneficiary receiving distributions from the Program will be responsible for his or her own income tax or other consequences of the distributions. When a distribution is made in the form of shares of Common Stock, the amount that INDB will report as having been distributed will be the fair market value of the number of shares of Common Stock distributed, on the date of distribution.

      The interest of a Participant or of a beneficiary in the Participant's Deferred Account or in the Program generally will not be subject to (i) anticipation, assignment, pledge or hypothecation by the Participant or by any such beneficiary; (ii) attachment by or claims of creditors of the Participant or of any such beneficiary; (iii) voluntary or involuntary alienation or encumbrance by the Participant or by any such beneficiary; or (iv) any liabilities of the Participant or of any such beneficiary or legal or equitable claims against the Participant or any such beneficiary.

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      8. Amendment or Termination of Program. The Program may be amended or terminated at any time in writing by action of the Board of Directors of INDB, provided however that any amendment of the Program will be conditioned upon the receipt of an opinion of counsel to the effect that the proposed amendment will not cause adverse tax or other consequences either to INDB or to any Participant. No amendment of the Program, nor any termination of the Program, will adversely affect the amount to be distributed under the Program to any Participant (or designated beneficiary or estate) in respect of the Deferred Account of the Participant prior to the effective date of such amendment or termination.

      9. Administration of Program. INDB will administer the Program and will be solely responsible for its maintenance and for compliance with applicable law. In administering the Program INDB may employ such experts, including without limitation accountants and attorneys, as it reasonably deems necessary or appropriate to assist it. Neither INDB nor any officer, director or employee of INDB will be liable for any action taken or omitted in good faith reliance on the advice or opinion of any such experts.

      10. Employment of Participant. Nothing in the Program may be construed to give any Participant the right to be employed by INDB or any subsidiary of INDB. INDB for its own part and on behalf of any subsidiary of INDB expressly reserves the right to dismiss any Participant at any time without regard to the effect of such dismissal on the Participant's rights and benefits under the Program.

      11. Applicable Law. The Program will be governed by and administered and construed in accordance with the laws of the United States and of the Commonwealth of Massachusetts.

      12. Definitions. For the purposes of the Program, the following terms will be defined:

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      (a) "Common Stock"--common stock, par value $.01 per share, of INDB.

      (b) "Deferral Election"--the written request of a Participant to defer any part or all of the Participant's compensation for services as a director of INDB or any subsidiary of INDB. The Deferral Election will be made on a form substantially similar to that attached to this document as Exhibit A.

      (c) "Deferred Account"--the number of shares (including fractional shares) of Common Stock deemed allocable to the Participant at any time, determined as provided in Section 4 above.

      (d) "Installment Distribution Date"--as defined in Section 5(c) above.

      (e) "Participant"--any director of INDB or any subsidiary of INDB who has elected to defer any part or all of his or her compensation for services as a director pursuant to the Program by executing a written Deferral Election. The term "Participant" will also refer to a Participant's beneficiary or beneficiaries where appropriate.

      (f) "Program"--the Deferred Compensation Program originally adopted by the Board of Directors of Rockland Trust Company on July 10, 1986 and adopted and amended by the Board of Directors of INDB on September 10, 1992, as amended as of December 1, 2000 and as it may be further amended from time to time.

      (g) "Termination of Employment"--the cessation of a Participant's employment by INDB or any subsidiary of INDB as a director. A Participant serving as an honorary director will not be considered to be employed as a director for the purposes of the Program.